Exhibit 99.6
INTERVOICE, INC.
CONSOLIDATED BALANCE SHEETS

	(In Thousands, Except Share and Per Share Data)
ASSETS	August 31, 2006	February 28, 2006
	(Unaudited)
Current Assets	~~$31,963~~	~~$42,076~~
Cash and cash equivalents	$31,963	$42,076
Trade accounts receivable, net of allowance for doubtful accounts of $1,882 in fiscal 2007 and $1,701 in fiscal 2006	31,889~~32,509~~	25,745
Inventory	12,257~~12,105~~	9,439
Prepaid expenses and other current assets	6,383	4,406
Deferred income taxes	3,182	3,047

	85,674~~86,142~~	84,713

Property and Equipment, net of accumulated depreciation of $63,343 in fiscal 2007 and $59,002 in fiscal 2006	33,636	28,893

Other Assets
Intangible assets, net of accumulated amortization of $18,589 in fiscal 2007 and $17,343 in fiscal 2006	9,038	10,284
Goodwill	32,461	32,461
Long term deferred income taxes	2,108	1,330
Other assets	496	454

	$163,413~~163,881~~	$158,135

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$14,477~~14,244~~	$10,154
Accrued expenses	12,181~~12,198~~	15,176
Customer deposits	5,449	6,157
Deferred income	31,133	32,172
Income taxes payable	1,135~~1,400~~	484
Deferred income taxes	—	270

	64,375~~64,424~~	64,413

Stockholders’ Equity
Preferred stock, $100 par value—2,000,000 shares authorized: none issued
Common stock, no par value, at nominal assigned value—62,000,000 shares authorized: 38,578,339 issued and outstanding in fiscal 2007 and 38,470,087 issued and outstanding in fiscal 2006	19	19
Additional capital	95,057	92,050
Retained earnings	4,749~~5,168~~	3,558
Accumulated other comprehensive loss	(787)	(1,905)

Stockholders’ equity	99,038~~99,457~~	93,722

	$163,413~~163,881~~	$158,135

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	(In Thousands, Except Per Share Data)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2006	2005	2006	2005
Sales
Solutions	$24,245~~24,865~~	$22,022	$43,714~~44,334~~	$43,392
Recurring services	26,235	21,268	52,434	43,161

	50,480~~51,100~~	43,290	96,148~~96,768~~	86,553

Cost of goods sold
Solutions	15,286~~15,205~~	13,050	27,590~~27,509~~	25,854
Recurring services	7,192	6,273	14,666	12,385

	22,478~~22,397~~	19,323	42,256~~42,175~~	38,239

Gross margin
Solutions	8,959~~9,660~~	8,972	16,124~~16,825~~	17,538
Recurring services	19,043	14,995	37,768	30,776

	28,002~~28,703~~	23,967	53,892~~54,593~~	48,314

Research and development expenses	5,239	3,884	11,021	8,079
Selling, general and administrative expenses	20,208~~20,225~~	15,367	41,008~~41,025~~	30,800
Amortization of acquisition related intangible assets	582	252	1,163	504

Income from operations	1,973~~2,657~~	4,464	700~~1,384~~	8,931

Interest income	448	599	947	1,096
Interest expense	—	—	—	(25)
Other income (expense)	(125)	36	82	162

Income before taxes	2,296~~2,980~~	5,099	1,729~~2,413~~	10,164
Income taxes	700~~965~~	498	538~~803~~	1,644

Net income	$1,596~~2,015~~	$4,601	$1,191~~1,610~~	$8,520

Net income per share — basic	$0.04~~0.05~~	$0.12	$0.03~~0.04~~	$0.23

Shares used in basic per share computation	38,552	38,130	38,528	37,831

Net income per share — diluted	$0.04~~0.05~~	$0.12	$0.03~~0.04~~	$0.22

Shares used in diluted per share computation	39,114	38,997	39,143	39,043

INTERVOICE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	(In Thousands)
	Three Months Ended		Six Months Ended
	August 31,	August 31,	August 31,	August 31,
	2006	2005	2006	2005
Operating activities
Net income	$1,596~~2,015~~	$4,601	$1,191~~1,610~~	$8,520
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,573	1,870	5,251	3,592
Non-cash compensation expense	1,368	—	2,749	—
Change in accounts receivable	(6,062~~(6,682~~ )	3,942	(6,003~~(6,623~~ )	4,930
Other changes in operating activities	(4,756~~(4,555~~ )	1,045	(4,442~~(4,241~~ )	(2,612)

Net cash provided by (used in) operating activities	(5,281)	11,458	(1,254)	14,430

Investing activities
Purchases of property and equipment	(4,207)	(3,912)	(8,614)	(7,044)
Purchase of Edify Corporation	(90)	—	(926)	—
Other	—	—	—	(300)

Net cash used in investing activities	(4,297)	(3,912)	(9,540)	(7,344)

Financing activities
Paydown of debt	—	—	—	(1,733)
Exercise of stock options	109	585	258	2,078
Exercise of warrants	—	—	—	2,500

Net cash provided by financing activities	109	585	258	2,845

Effect of exchange rates on cash	(30)	(155)	423	(781)

Increase (decrease) in cash and cash equivalents	(9,499)	7,976	(10,113)	9,150
Cash and cash equivalents, beginning of period	41,462	61,416	42,076	60,242

Cash and cash equivalents, end of period	$31,963	$69,392	$31,963	$69,392

INTERVOICE, INC.
CONSOLIDATED STATEMENTS~~STATEMENT~~ OF CHANGES IN STOCKHOLDERS’ EQUITY
(Unaudited)
(In Thousands, Except Share Data)

					Accumulated Other
	Common Stock		Additional	Retained	Comprehensive
	Shares	Amount	Capital	Earnings	Loss	Total

Balance at February 28, 2006	38,470,087	$19	$92,050	$3,558	$(1,905)	$93,722

Net income	—	—	—	1,191~~1,610~~	—	1,191~~1,610~~

Foreign currency translation adjustment	—	—	—	—	1,118	1,118

Comprehensive income						2,309~~2,728~~

Exercise of stock options	108,252	—	258	—	—	258

Non-cash compensation	—	—	2,749	—	—	2,749

Balance at August 31, 2006	38,578,339	$19	$95,057	$4,749~~5,168~~	$(787)	$99,038~~99,457~~

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